Press Release Exhibit 99.1
Acuity Brands Reports Fiscal 2021 First Quarter Results
Achieves Strong Free Cash Flow, Accelerates Share Repurchases

ATLANTA, January 7, 2021 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced results for the first quarter ended November 30, 2020. First quarter net sales were $792 million, a decrease of 5.1% compared with the prior-year period. Operating profit margin of 10.8% increased 80 basis points and adjusted operating profit margin of 13.2% decreased 110 basis points compared with the prior-year period. Net income was $60 million, an increase of 4.6% compared with the prior-year period. Diluted earnings per share (EPS) of $1.57 increased by 9.0% and adjusted diluted EPS of $2.03 decreased by 4.7% compared with the prior-year period. Net cash provided by operating activities totaled $124 million for the first quarter of fiscal 2021 compared with $130 million in the prior year.
Neil Ashe, Chief Executive Officer of Acuity Brands, commented, “Our Company delivered consistent financial performance in our first quarter amid the challenging market environment associated with the pandemic that continues to negatively impact our end markets. We achieved gross profit margins of 42%, in line with our gross profit margins in the fourth quarter, resulting from our ongoing actions to drive productivity and reduce product input costs. We generated free cash flow of $113 million and deployed $255 million of cash to repurchase shares under our share repurchase program.”
Mr. Ashe further commented, “The health and well-being of our associates remain our first priority. I am extremely pleased with how our talented associates have worked together during the pandemic to support each other and our customers. As part of our ongoing commitment to making a difference in our communities, we released our EarthLIGHT report during the first quarter to highlight our ongoing progress to deliver on our governance and sustainability objectives.”
Fiscal 2021 First Quarter Results
Fiscal 2021 first quarter net sales of $792 million decreased 5.1% compared with the prior-year period. From a sales channel perspective, sales in the retail channel increased 3% reflecting strength in home center opportunities. Sales in the independent sales network decreased 3% as compared with the prior year due to lower volume, decreasing prices on certain products and a changing mix of products sold due primarily to the impact of the COVID-19 pandemic. Sales in the direct sales network decreased 10% reflecting weakness in large industrial projects while sales in the corporate accounts sales channel declined 28% due primarily to lower renovation activity with large, big-box retailers. Changes in foreign currency rates did not have a meaningful impact on first quarter net sales.
Gross profit for the first quarter of fiscal 2021 was $332 million, a decrease of $23 million, or 6.6%, compared with the prior-year period. The decrease in gross profit was due primarily to the impact of lower volume and lower price on certain products, as well as a change in product mix partially offset by productivity improvements and lower product input costs from cost reduction efforts. Fiscal 2021 first quarter gross profit margin of 42.0% decreased 60 basis points compared with the prior-year period’s gross profit margin of 42.6%. Adjusted gross profit margin for the first quarter of fiscal 2021 decreased 80 basis points to 42.0% compared to 42.8% in the prior-year period.
Selling, distribution, and administrative (“SD&A”) expenses for the first quarter of fiscal 2021 totaled $246 million, a decrease of $19 million compared with the prior-year period. The decrease in SD&A expenses was due primarily to decreased employee costs, lower freight and commissions associated with decreased sales volumes, and the reduction of fixed operating expenses in response to the lower net sales. SD&A expenses for the first quarter of fiscal 2021 were 31.1% of net sales compared with 31.8% of net sales for the prior-year period. Adjusted SD&A expenses for the first quarter of fiscal 2021 totaled $228 million (28.8% of net sales) compared with $238 million (28.5% of net sales) in the prior-year period.

Press Release Exhibit 99.1
Operating profit for the first quarter of fiscal 2021 was $86 million, or 10.8% of net sales, compared with $84 million, or 10.0% of net sales, for the prior-year period, an increase of $2 million, or 2.5%. The increase in operating profit was due to lower SD&A expenses and lower special charges partially offset by lower gross profit. Adjusted operating profit for the first quarter of fiscal 2021 was $104 million, or 13.2% of net sales, compared with $119 million, or 14.3% of net sales, for the prior-year period, a decrease of $15 million, or 12.4%.
Cash Flows
Net cash provided by operating activities totaled $124 million during fiscal 2021 first quarter compared with $130 million in the prior-year period, a decrease of $6 million due primarily to the timing of certain payments and lower net income partially offset by lower operating working capital requirements. Free cash flow (net cash provided by operating activities less capital expenditures) decreased $5 million to $113 million for fiscal 2021 first quarter. Cash and cash equivalents on November 30, 2020 totaled $507 million, a decrease of $54 million since the end of fiscal 2020. During the first quarter of fiscal 2021, the Company paid $255 million in cash to repurchase approximately 2.6 million shares of its common stock under its previously authorized stock repurchase program.
Financing
On November 10, 2020, Acuity Brands Lighting, Inc. (“ABL”), a wholly owned operating subsidiary of the Company, issued senior unsecured notes in an aggregate principal amount of $500 million. The notes bear interest at a rate of 2.150% per annum and will mature on December 15, 2030. The majority of the proceeds were used to refinance outstanding borrowings of $395 million under ABL’s senior unsecured term loan.
Outlook
Mr. Ashe commented, “We continue to invest in our business to expand our technology and product portfolios in lighting, lighting controls, and intelligent buildings while we drive our transformation to expand our service capabilities. While the recovery in the economic environment remains uncertain due to the impacts of the pandemic, we are cautiously optimistic about returning to stability in our end markets in calendar year 2021, and are excited about the opportunity that lies before us to transform our business and gain share. We will continue to use our strong cash generation to prioritize growth investments and share repurchases.”
Conference Call
As previously announced, the Company will host a conference call to discuss first quarter results today, January 7, 2021, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. The Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected including building management systems, lighting, lighting controls, and location-aware applications. Acuity Brands achieves growth through the development of innovative new products and services.
Through the Acuity Business System, Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.

Press Release Exhibit 99.1
Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 11,000 dedicated and talented associates. Visit us at www.acuitybrands.com.
Non-GAAP Financial Measures
This news release includes the following non-Generally Accepted Accounting Principles (GAAP) financial measures: “adjusted gross profit,” “adjusted gross profit margin,” “adjusted SD&A expenses,” “adjusted SD&A expenses as a percent of net sales,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted other expense,” “adjusted net income,” “adjusted diluted EPS,” and “free cash flow (FCF)”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for acquisition-related items, amortization of acquired intangible assets, share-based payment expense, impairment on investment, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin are “gross profit” and “gross profit margin,” respectively, which include acquisition-related items. The most directly comparable GAAP measures for adjusted SD&A expenses and adjusted SD&A expenses as a percent of net sales are “SD&A expenses” and “SD&A expenses as a percent of net sales,” which include amortization of acquired intangible assets, share-based payment expense, and acquisition-related items. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin,” respectively, which include the impact of acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measure for adjusted other expense is “other expense,” which includes an impairment of investment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of acquisition-related items, amortization of acquired intangible assets, share-based payment expense, an impairment of investment, and special charges. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities.” A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “estimates”, “forecasts,” “anticipates,” “could,” “may,” “should,” “suggests,” “remains,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: the Company’s

Press Release Exhibit 99.1
continued investment to expand its product portfolio in lighting, lighting controls, and intelligent buildings and drive its transformation to expand service capabilities; the recovery in the economic environment to remain uncertain due to the impact of the Covid-19 pandemic and being cautiously optimistic about returning to stability in our end markets; the opportunity to transform our business and gain share; and the continued use of the Company’s strong cash generation to prioritize growth investments and share repurchases. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections. The risks and uncertainties that could cause actual results to differ materially from those expressed in our forward-looking statements are more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2020. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them considering new information or future events.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	November 30, 2020	August 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$507.0	$560.7
Accounts receivable, less reserve for doubtful accounts of $2.4 and $2.6, respectively	445.3	500.3
Inventories	316.1	320.1
Prepayments and other current assets	79.3	58.6
Total current assets	1,347.7	1,439.7
Property, plant, and equipment, net	268.8	270.5
Operating lease right-of-use assets	65.8	63.4
Goodwill	1,080.6	1,080.0
Intangible assets, net	596.0	605.9
Deferred income taxes	2.7	2.7
Other long-term assets	27.0	29.5
Total assets	$3,388.6	$3,491.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$317.3	$326.5
Current maturities of debt	4.3	24.3
Current operating lease liabilities	18.1	17.2
Accrued compensation	75.3	85.4
Other accrued liabilities	168.4	164.2
Total current liabilities	583.4	617.6
Long-term debt	495.6	376.8
Long-term operating lease liabilities	58.1	56.8
Accrued pension liabilities	69.2	91.6
Deferred income taxes	95.3	94.9
Self-insurance reserves	6.7	6.5
Other long-term liabilities	143.3	120.0
Total liabilities	1,451.6	1,364.2
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 53,960,200 and 53,885,165 issued, respectively	0.5	0.5
Paid-in capital	968.6	963.6
Retained earnings	2,577.7	2,523.3
Accumulated other comprehensive loss	(126.5)	(132.7)
Treasury stock, at cost — 17,571,980 and 15,012,449 shares, respectively	(1,483.3)	(1,227.2)
Total stockholders’ equity	1,937.0	2,127.5
Total liabilities and stockholders’ equity	$3,388.6	$3,491.7

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended
	November 30, 2020	November 30, 2019
Net sales	$792.0	$834.7
Cost of products sold	459.6	478.9
Gross profit	332.4	355.8
Selling, distribution, and administrative expenses	246.0	265.3
Special charges	0.7	6.9
Operating profit	85.7	83.6
Other expense:
Interest expense, net	4.9	8.3
Miscellaneous expense, net	1.6	1.4
Total other expense	6.5	9.7
Income before income taxes	79.2	73.9
Income tax expense	19.6	16.9
Net income	$59.6	$57.0

Earnings per share:
Basic earnings per share	$1.58	$1.44
Basic weighted average number of shares outstanding	37.6	39.5
Diluted earnings per share	$1.57	$1.44
Diluted weighted average number of shares outstanding	37.8	39.6
Dividends declared per share	$0.13	$0.13

Comprehensive income:
Net income	$59.6	$57.0
Other comprehensive income (loss) items:
Foreign currency translation adjustments	4.6	1.9
Defined benefit plans, net of tax	1.6	1.9
Other comprehensive income items, net of tax	6.2	3.8
Comprehensive income	$65.8	$60.8

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	November 30, 2020	November 30, 2019
Cash flows from operating activities:
Net income	$59.6	$57.0
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	25.0	24.2
Share-based payment expense	7.7	16.7
Asset impairment	4.0	—
Accounts receivable	56.3	66.3
Inventories	4.1	4.9
Prepayments and other current assets	(20.3)	(3.3)
Accounts payable	(9.2)	(22.7)
Other	(3.3)	(13.5)
Net cash provided by operating activities	123.9	129.6
Cash flows from investing activities:
Purchases of property, plant, and equipment	(11.4)	(11.6)
Proceeds from sale of property, plant, and equipment	0.4	—
Acquisition of businesses, net of cash acquired	—	(302.0)
Other investing activities	(3.1)	(1.5)
Net cash used for investing activities	(14.1)	(315.1)
Cash flows from financing activities:
Issuance of long-term debt	493.9	—
Repayments of long-term debt	(395.1)	(0.4)
Repurchases of common stock	(255.2)	—
Proceeds from stock option exercises and other	0.3	0.2
Payments of taxes withheld on net settlement of equity awards	(3.0)	(4.1)
Dividends paid	(5.0)	(5.2)
Net cash used for financing activities	(164.1)	(9.5)
Effect of exchange rate changes on cash and cash equivalents	0.6	0.6
Net change in cash and cash equivalents	(53.7)	(194.4)
Cash and cash equivalents at beginning of period	560.7	461.0
Cash and cash equivalents at end of period	$507.0	$266.6

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following table shows net sales by channel for the periods presented:

	Three Months Ended
	November 30, 2020	November 30, 2019	Increase (Decrease)	Percent Change
Independent sales network	$599.5	$618.0	$(18.5)	(3.0)%
Direct sales network	76.3	84.3	(8.0)	(9.5)%
Retail sales	55.0	53.4	1.6	3.0%
Corporate accounts	24.0	33.5	(9.5)	(28.4)%
Other	37.2	45.5	(8.3)	(18.2)%
Total	$792.0	$834.7	$(42.7)	(5.1)%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions except per share data)	Three Months Ended
	November 30, 2020		November 30, 2019		Increase (Decrease)	Percent Change
Net sales	$792.0		$834.7		$(42.7)	(5.1)%

Gross profit (GAAP)	$332.4		$355.8		$(23.4)	(6.6)%
Percent of net sales		42.0%		42.6%	(60)	bps
Add-back: Acquisition-related items (1)	—		1.1
Adjusted gross profit (Non-GAAP)	$332.4		$356.9		$(24.5)	(6.9)%
Percent of net sales		42.0%		42.8%	(80)	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$246.0		$265.3		$(19.3)	(7.3)%
Percent of net sales		31.1%		31.8%	(70)	bps
Less: Amortization of acquired intangible assets	(10.1)		(9.6)
Less: Share-based payment expense	(7.7)		(16.7)
Less: Acquisition-related items (1)	—		(1.1)
Adjusted SD&A expenses (Non-GAAP)	$228.2		$237.9		$(9.7)	(4.1)%
Percent of net sales		28.8%		28.5%	30	bps

Operating profit (GAAP)	$85.7		$83.6		$2.1	2.5%
Percent of net sales		10.8%		10.0%	80	bps
Add-back: Amortization of acquired intangible assets	10.1		9.6
Add-back: Share-based payment expense	7.7		16.7
Add-back: Acquisition-related items (1)	—		2.2
Add-back: Special charges	0.7		6.9
Adjusted operating profit (Non-GAAP)	$104.2		$119.0		$(14.8)	(12.4)%
Percent of net sales		13.2%		14.3%	(110)	bps

Other expense (GAAP)	$6.5		$9.7		$(3.2)	(33.0)%
Less: Impairment on investment	(4.0)		—
Adjusted other expense (Non-GAAP)	$2.5		$9.7		$(7.2)	(74.2)%

Net income (GAAP)	$59.6		$57.0		$2.6	4.6%
Add-back: Amortization of acquired intangible assets	10.1		9.6
Add-back: Share-based payment expense	7.7		16.7
Add-back: Acquisition-related items (1)	—		2.2
Add-back: Special charges	0.7		6.9
Add-back: Impairment on investment	4.0		—
Total pre-tax adjustments to net income	22.5		35.4
Income tax effects	(5.2)		(8.2)
Adjusted net income (Non-GAAP)	$76.9		$84.2		$(7.3)	(8.7)%

Diluted earnings per share (GAAP)	$1.57		$1.44		$0.13	9.0%
Adjusted diluted earnings per share (Non-GAAP)	$2.03		$2.13		$(0.10)	(4.7)%
(1) Acquisition-related items include profit in inventory and professional fees.

Press Release Exhibit 99.1

(In millions except per share data)	Three Months Ended
	November 30, 2020	November 30, 2019	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$123.9	$129.6	$(5.7)	(4.4)%
Less: Purchases of property, plant, and equipment	(11.4)	(11.6)
Free cash flow (Non-GAAP)	$112.5	$118.0	$(5.5)	(4.7)%

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Company Contact
Pete Shannin
Acuity Brands, Inc.
Pete.Shannin@acuitybrands.com
(770) 860-2873